Exhibit 5.1

50 West Liberty Street, Suite 1000, Reno, Nevada 89501-1950 Telephone: 775.323.1980	3960 Howard Hughes Parkway, Suite 500, Las Vegas, Nevada 89169 Telephone: 702.387.6073

February 9, 2022

Agrify Corporation

76 Treble Cove Road

Building 3, Unit 3

Billerica, Massachusetts 01862

Re:	Agrify Corporation/Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Nevada counsel to Agrify Corporation, a Nevada corporation (the “Company”), in connection with the registration by the Company of 7,036,739 shares (the “Shares”) of common stock, par value $0.001 par value per share (the “Common Stock”) to be sold by selling stockholders of the Company under a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission (the “Commission”).

Of the 7,036,739 Shares to be registered: (a) 2,450,350 Shares are issued and outstanding (the “Outstanding Shares”); (b) 1,570,644 Shares of (the “Pre-Funded Warrant Shares”) are issuable upon exercise of certain pre-funded warrants (the “Pre-Funded Warrants”); and (c) 3,015,745 Shares (the “Common Warrant Shares”) are issuable upon exercise of certain warrants (the “Common Warrants”).

For purposes of these opinions, we have examined the Registration Statement and originals or copies, certified or otherwise identified to our satisfaction, of corporate records of the Company, certificates, forms of agreements, resolutions of the Board of Directors of the Company, and such other matters as relevant related to the issuance and the registration of the Shares under the Securities Act as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

February 9, 2022 Page 2

In our examination, we have assumed:

(a) the legal capacity of all natural persons executing the documents;

(b) the genuineness of all signatures on the documents;

(c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies;

(d) that the parties to such documents, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder; and

(e) other than with respect to the Company, the due authorization by all requisite action, corporate or other, the execution and delivery by all parties of the documents, and the validity and binding effect thereof on such parties.

Based on the foregoing and in reliance thereon, and subject to the assumptions, limitations, and qualifications set forth herein, we are of the opinion that:

(a) the Shares have been duly authorized, and are validly issued, fully paid, and nonassessable;

(b) the Pre-Funded Warrant Shares are duly authorized and, upon issuance in accordance with the terms of the Pre-Funded Warrants will be validly issued, fully paid, and nonassessable; and

(c) the Common Warrant Shares are duly authorized and, upon issuance in accordance with the terms of the Common Warrants will be validly issued, fully paid, and nonassessable.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or any changes in applicable law that may come to our attention subsequent to the date the Registration Statement is declared effective.

While certain members of this firm are admitted to practice in certain jurisdictions other than Nevada, in rendering the foregoing opinions we have not examined the laws of any jurisdiction other than Nevada. Accordingly, the opinions we express herein are limited to matters involving the laws of the State of Nevada (excluding securities laws). We express no opinion regarding the effect of the laws of any other jurisdiction or state, including any federal securities laws related to the issuance and sale of the Shares.

February 9, 2022 Page 3

We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Sherman & Howard L.L.C.

SHERMAN & HOWARD L.L.C.